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                                                                     EXHIBIT 4.1

NUMBER                                                                     UNITS
U-__________

SEE REVERSE FOR
CERTAIN DEFINITIONS

                    GRANAHAN MCCOURT ACQUISITION CORPORATION
                                                                           CUSIP

                UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND
                ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

     THIS CERTIFIES THAT ______________________________________________ is the
owner of ____________________ Units.

     Each Unit ("Unit") consists of one (1) share of common stock, par value $.0001 per share ("Common Stock"), of Granahan McCourt Acquisition Corporation, a Delaware corporation (the "Corporation"), and one warrant (the "Warrant"). The Warrant entitles the holder to purchase one (1) share of Common Stock for [$6.00/$7.50] per share (subject to adjustment). The Warrant will become exercisable on the later of (i) the Corporation's completion of an acquisition of one or more assets or operating businesses in the telecommunications and media industries through a merger, captial stock exchange, asset or stock acquisition or other similar business combination and (ii) ___________ [one year after the effective date of the registration statement relating to the initial public offering of the Units]
 , and will expire unless exercised before 5:00 p.m., New York City time, on ____________, 2010, or earlier upon redemption (the "Expiration Date"). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to five business days following the earlier to occur of (1) the expiration or termination of the underwriter's over-allotment option in connection with the Corporation's initial public offering or (2) the exercise in full of such underwriter's over-allotment option, subject in either case to the Corporation filing a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Corporation's receipt of the gross proceeds of its initial public offering and issuing a press release announcing when such separate trading will begin. The terms of the Warrant are governed by a Warrant Agreement, dated as of _______, 2006, between the Corporation and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

     This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Corporation.

     Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.

                    GRANAHAN MCCOURT ACQUISITION CORPORATION
                                    CORPORATE
                                    DELAWARE
                                      SEAL
                                      2006


By: _________________________________   ________________________________________
          Chairman of the Board                         Secretary

By: _________________________________
              Transfer Agent


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                    GRANAHAN MCCOURT ACQUISITION CORPORATION

The Corporation will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common         UNIF GIFT MIN ACT - ______ Custodian ______
TEN ENT - as tenants by the entireties                     (Cust)           (Minor)
JT TEN  - as joint tenants with                            under Uniform Gifts to
          right of survivorship and                        Minors Act ___________
          not as tenants in common                                       (State)

     Additional Abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, ___________________________ HEREBY SELL, ASSIGN AND TRANSFER UNTO

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

_____________________________________

_____________________________________

________________________________________________________________________________
  (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________

________________________________________________________________________________

_______________________________________________________________________ UNITS
REPRESENTED BY THE WITHIN CERTIFICATE, AND DO HEREBY IRREVOCABLY CONSTITUTE AND APPOINT ________________ ATTORNEY TO TRANSFER THE SAID UNITS ON THE BOOKS OF THE WITHIN NAMED CORPORATION WITH FULL POWER OF SUBSTITUTION IN THE PREMISES.


DATED: ______________                   ________________________________________
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

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Signature(s) Guaranteed:


_____________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED
BY AN ELIGIBLE GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS, SAVINGS AND
LOAN ASSOCIATIONS AND CREDIT UNIONS
WITH MEMBERSHIP IN AN APPROVED
SIGNATURE GUARANTEE MEDALLION PROGRAM,
PURSUANT TO S.E.C. RULE 17Ad-15).